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                                [Letterhead]


United States Securities & Exchange Commission
450 Fifth Street
Washington, D.C.  20549


Dear Sirs,

VERONEX TECHNOLOGIES, INC.

I Consent to the inclusion in the Form 20-F/A filing of my report dated August 31, 1999, on our examination of the consolidated financial statements of Veronex Technologies, Inc., for the period ended May 31, 1999. I also consent to the reference of our firm under the caption "Experts" in the Form 20-F filing.



/S/ Schvaneveldt & Company
Schvaneveldt & Company
Salt Lake City, Utah 84111
May 4, 2000

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